UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2005

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 8, 2005, we and certain of our current and former affiliates entered into a Settlement Agreement and Release (the “Agreement”) with Arnold M. Weiner, as Litigation Trustee of the IHDG Litigation Trust (the “Trustee”) relating to the Imperial Home Décor Group litigation (“IHDG Litigation”) more fully described under the heading “Legal Proceedings – Imperial Home Décor Group” in our Annual Report on Form 10-K for the year ended December 31, 2004. Pursuant to the Agreement, we and our current and former affiliates agreed to pay to the IHDG Litigation Trust (the “Trust”) the sum of $16.0 million and the Trustee, on behalf of the Trust and the beneficiaries to the Trust, agreed to release and settle all claims, whether or not now known, against us and our affiliates in connection with the IHDG Litigation.

The Agreement is subject to the approval of the bankruptcy court and will not be effective until such approval is obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: June 14, 2005

	By:	/s/ William H. Carter
Executive Vice President and
Chief Financial Officer